SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 19, 2006

BORLAND SOFTWARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-10824	94-2895440
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

20450 Stevens Creek Blvd, Suite 800

Cupertino, California 95014

(Address of principal executive offices, including zip code)

(408) 863-2800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On April 19, 2006, Borland Software Corporation, a Delaware corporation (“Borland”), completed its previously announced acquisition of Segue Software, Inc., a Delaware corporation (“Segue”), pursuant to the Agreement and Plan of Merger, dated as of February 7, 2006 (the “Merger Agreement), by and among Borland, Beta Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Segue, as a result of which Merger Sub was merged with and into Segue, with Segue surviving as a direct wholly-owned subsidiary of Borland (the “Merger”).

Under the terms of the Merger Agreement, each issued and outstanding share of Segue common stock (with certain exceptions set forth in the Merger Agreement) was converted into the right to receive $8.67 in cash (the “Merger Consideration”). Upon consummation of the Merger, (1) options to purchase Segue common stock that were vested, outstanding and unexercised at the effective time of the Merger were cancelled and converted automatically into the right to receive a cash payment for each share of Segue common stock subject to the stock option in an amount equal to the Merger Consideration less the per share exercise price of the stock option and all applicable federal and state tax withholding obligations of the optionee and (2) options to purchase Segue common stock that were unvested at the effective time of the Merger were cancelled and converted automatically into the right to receive, at the time that such options would have vested if they had not been cancelled and subject to the optionee’s continued employment with the surviving corporation, a cash payment for each share of Segue common stock subject to the stock option in an amount equal to the Merger Consideration less the per share exercise price of the stock option and all applicable federal and state tax withholding obligations of the optionee.

A copy of the press release issued by Borland on April 20, 2006 announcing completion of the Merger is attached as Exhibit 99.1 hereto and incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Businesses Acquired.

To be filed by amendment not later than 71 calendar days after the date that this current report is required to be filed.

(b)	Pro forma financial information.

To be filed by amendment not later than 71 calendar days after the date that this current report is required to be filed.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press release of Borland Software Corporation issued on April 20, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BORLAND SOFTWARE CORPORATION

By:	/s/ Timothy J. Stevens
Timothy J. Stevens Senior Vice President and General Counsel

Date: April 20, 2006

Exhibit Index

Exhibit Number	Description
99.1	Press release of Borland Software Corporation issued on April 20, 2006.